Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirkland.com

August 19, 2024

Devon Energy Corporation

333 W. Sheridan Avenue

Oklahoma City, OK 73102

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-3 (together with Amendment No. 1, and as further amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), relating to securities that may be issued and sold by the Company. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate amount of any combination of the Company’s: (i) shares of common stock, par value $0.10 per share (the “Common Stock”); (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”); (iii) depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (iv) warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities (the “Warrants”); (v) (a) senior debt securities, in one or more series to be issued under the Indenture, dated as of June 12, 2011 (as amended, supplemented or otherwise modified from time to time, the “Senior UMB Indenture”), between the Company and UMB Bank, National Association, as trustee (the “UMB Senior Debt Securities”), (b) senior debt securities of the Company (the “Additional Senior Debt Securities” and together with the UMB Senior Debt Securities, the “Senior Debt Securities”), which may be issued in one or more series under an indenture relating to the Additional Senior Debt Securities proposed to be entered into by and between the Company and a trustee that will be appointed prior to the issuance of any Additional Senior Debt Securities (as amended, supplemented or otherwise modified from time to time, the “Additional Senior Indenture” and together with the Senior UMB Indenture, the “Senior Indentures”), a form of which was filed as Exhibit 4.9 to Amendment No. 1 and (c) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under an indenture relating to the Subordinated Debt Securities proposed to be entered into by and between the Company and a trustee that will be appointed prior to the issuance of any Subordinated Debt Securities (as amended, supplemented or otherwise modified from time to time, the “Subordinated Indenture” and together with the Senior Indentures, the “Indentures”), (vi) contracts to purchase Common Stock or other securities of the Company at a future date or dates (the “Stock Purchase Contracts”), and (vii) units consisting of a Stock Purchase Contract and Debt Securities, preferred securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (“Stock Purchase Units”), in each case as contemplated by the Registration Statement (the Debt Securities collectively with the Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units, the “Securities”).

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Devon Energy Corporation

August 19, 2024

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities, and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i) the Registration Statement and any amendment thereto (including post-effective amendments, including Amendment No. 1) will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement;

(iv) the Board of Directors of the Company (or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof) (the “Board”) and the stockholders of the Company will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v) at the time of issuance of the Securities or Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation and the Company will have the necessary organizational power and authority to issue such Securities, or Securities issuable upon conversion, exchange, redemption or exercise of any Securities, as applicable;

(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

Devon Energy Corporation

August 19, 2024

(vii) a definitive purchase agreement, underwriting agreement, warrant agreement, deposit agreement, purchase contract agreement, stock purchase unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, its subsidiaries, if applicable, and the other parties thereto (each, a “Purchase Agreement”);

(viii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(ix) in the case of Preferred Stock, the Board will have taken all necessary corporate action to approve the issuance and terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series of Preferred Stock with the Secretary of State of the State of Delaware;

(x) in the case of the Depositary Shares, (a) the terms of any particular Depositary Shares will have been duly authorized and duly established in accordance with deposit agreements, by and between the Company and a depositary named therein (the “Depositary”), and applicable law, (b) the appropriate corporate or organizational action will have been taken by the Company to authorize the form, terms, execution and delivery of such Preferred Stock represented by such Depositary Shares (and any required amendment or supplement to the applicable deposit agreement), (c) the Preferred Stock represented by the Depositary Shares will have been duly delivered to the Depositary under the applicable deposit agreement, (d) such Depositary Shares and such deposit agreement will be governed by New York law and (e) the Depositary Receipts evidencing the Depositary Shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such deposit agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(x) in the case of Debt Securities, (a) any UMB Senior Debt Securities will have been issued pursuant to the Senior UMB Indenture and the Board will have taken all necessary corporate action to designate and establish the terms of such series of UMB Senior Debt Securities in accordance with the terms of the Senior UMB Indenture, (b) any Additional Senior Debt Securities will have been issued pursuant to the Additional Senior Indenture and the Board will have taken all necessary corporate action to designate and establish the terms of such series of Additional Senior Debt Securities in accordance with the terms of the Additional Senior Indenture, (c) any Subordinated Debt Securities will have been issued pursuant to the Subordinated Indenture and the Board will have taken all necessary corporate action to designate and establish the terms of such series of Subordinated Debt Securities in accordance with the terms of the Subordinated Indenture, (d) such Debt Securities will be governed by New York law and each of the Senior Indentures and the Subordinated Indenture will not include any provision that is unenforceable, (e) each of the Senior Indentures and the Subordinated Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, and (f) forms of Debt Securities complying with the terms of the Senior Indentures or the Subordinated Indenture, as applicable, issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indentures or the Subordinated Indenture, as applicable;

Devon Energy Corporation

August 19, 2024

(xi) in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (c) such Warrants and such warrant agreement will be governed by New York law, (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable, and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xii) in the case of Stock Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement relating thereto, (b) such Stock Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto, and (c) such Stock Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(xiii) in the case of Stock Purchase Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Stock Purchase Units and the terms of the securities included in such Stock Purchase Units, (b) the terms of the Stock Purchase Units and the related securities and their issuance and sale will have been duly established in conformity with the Purchase Agreement and any applicable contracts, agreements, indentures or other instruments that establish any component of the offered Stock Purchase Units (including authorization of the issuance of any securities to be issued pursuant to such Stock Purchase Units), (c) each component of such Stock Purchase Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the Purchase Agreement establishing the Stock Purchase Units, and (d) any Purchase Agreement establishing such Stock Purchase Units or defining the rights of holders of such Stock Purchase Units will be governed by New York law and will not contain any provision that is unenforceable;

(xiv) all Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities;

(xv) the Securities offered, as well as the terms of each of the Purchase Agreements or similar agreements with respect to any Securities offered, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company;

(xvi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Purchase Agreements, or similar agreements, as applicable; and

(xvii) the Securities offered, as well as the terms of each of the Purchase Agreements, or similar agreements with respect to any Securities offered, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. The Common Stock will, when issued, be legally issued, fully paid, and nonassessable.

Devon Energy Corporation

August 19, 2024

2. The shares of any series of Preferred Stock, will, when issued, be legally issued, fully paid and nonassessable.

3. The Depositary Shares will, when issued, be validly issued and will entitle the holders thereof to the rights specified in the applicable depositary agreement.

3. The Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units included among the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the internal law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law, each as currently in effect.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the internal laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to Amendment No. 1. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the internal laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law be changed by legislative action, judicial decision or otherwise after the date hereof.

Devon Energy Corporation

August 19, 2024

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP